Exhibit 8.1



                          [Brown & Wood LLP Letterhead]



                                         October 22, 1999



J.P. Morgan Acceptance Corporation I
60 Wall Street
New York, New York 10260

                           Re:  J.P. Morgan Acceptance Corporation I
                                Registration Statement on Form S-3
                                ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel for J.P. Morgan Acceptance Corporation I, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement No. 333-77275 on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $1,656,379,452 aggregate principal amount of asset-backed securities (the "Securities"). Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act"), the Registration Statement also constitutes Post-Effective Amendment No. 1 to registration statements No. 33-23597 and No. 33-23761. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed as an exhibit to the Registration Statement, and that the Securities will be sold as described in the Registration Statement.

         As special tax counsel to the Company, we have advised the Company with respect to the material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appears under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each of our opinions stated under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours


                                       /s/Brown & Wood LLP